Exhibit 10.6



                            STOCK PURCHASE AGREEMENT

                                   DATED AS OF

                                  APRIL 7, 2010

                                 BY AND BETWEEN

                             MADJAK MANAGEMENT LTD.

                                  ("PURCHASER")

                                       AND

                             WIDESCOPE RESOURCES INC

                                   ("SELLER")
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                            STOCK PURCHASE AGREEMENT

             This STOCK PURCHASE AGREEMENT dated as of April 7, 2010

by and between Madjak Management Ltd., a corporation formed and existing under the laws of the Province of British Columbia, Canada ("Purchaser"), and Widescope Resources Inc., a corporation formed and existing under the laws of the Province of British Columbia, Canada ("Seller").

                                   WITNESSETH:

WHEREAS, Seller is the record holder and beneficial owner of seven million (7,000,000) common shares (the "Shares") of Outback Capital Inc. ("Outback"); and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

For purposes of this Agreement, the following terms have the meanings set forth below:

     "Action" means any action, complaint, petition, investigation, arbitration, suit or other proceeding, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the Person specified.

     "Agreement" means this Stock Purchase Agreement, as the same may be amended from time to time in accordance with the terms hereof.

     "Approval" means any approval, authorization, consent, qualification or registration, or extension, modification, amendment or waiver of any of the foregoing, required to be obtained from or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity..

     "Business" means the business of exploring and developing mineral resource properties in Manitoba and related activities as currently carried on by Outback.

     "Closing" has the meaning set forth in Section 3.1.

     "Closing Date" has the meaning set forth in Section 3.2.
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     "Confidential Information" means any information that the Seller have taken reasonable efforts to protect, in whatever form or medium, concerning Outback or the operations or affairs of the Business, excluding any such information which as of the date of this Agreement is generally known by the public, or becomes generally known by the public following the date of this Agreement.

     "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license, security agreement, sale or purchase order, or understanding whether or not in writing.

     "Control" means any Person that holds or is one of a combination of Persons that holds a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer.

     "Cougar Agreement" means the Option and Agreement of Purchase and Sale between Cougar Minerals Corporation and Outback dated as of April 6, 2009.

     "Encumbrance" means any claim, charge, easement, encumbrance, lease, security interest, lien, pledge, restriction (whether on voting, sale, transfer, disposition or otherwise), except for any restrictions on transfer generally arising under any applicable Securities Law of any Governmental Entity; provided, however, that "Encumbrance" shall not include any such item that (i) is reflected or disclosed in the Financial Statements (ii) is not material in amount, (iii) constitutes a statutory lien arising in the ordinary course of business, (iv) does not singly or in the aggregate with other such items materially detract from the value of the property or materially detract from or interfere with the use of property in the ordinary conduct of the Business as presently conducted, or
     (v) would not otherwise constitute a Material Adverse Circumstance.

     "Environmental Law" means all applicable Laws related to the protection of the environment and health and safety of the workplace including any Law or regulation applicable thereto, including, without limitation, the COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT of 1980, as amended, (42 U.S.C. Section 9601 et. Seq.), the RESOURCE CONSERVATION AND RECOVERY ACT of 1976, (42 U.S.C. Section 6901 et. seq.), the CLEAN WATER ACT, (33 U.S.C. Section 446 et. seq.), the SAFE DRINKING WATER ACT, (U.S.C. Sections 1401-1450), and the HAZARDOUS MATERIALS TRANSPORTATION ACT, (49 U.S.C. Section 1801 et. seq.), all of the United States of America, and, in Canada, the WASTE MANAGEMENT ACT, R.S.B.C. 1996,
     c. 482, ENVIRONMENTAL ASSESSMENT ACT, R.S.B.C. 1996, c. 119, ENVIRONMENTAL PROTECTION AND ENHANCEMENT ACT S.A. 1992, c. E-13.3, SPECIAL WASTE
     MANAGEMENT CORPORATION ACT, S.A. 1982, c. S-21.5, and CANADIAN ENVIRONMENTAL PROTECTION ACT, R.S.C. 1985, c. 22.

     "Financial Statements" means the unaudited financial statements of Outback as prepared by management dated as of December 31, 2009.

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     "Governmental  Entity" means any government or any agency,  bureau,  board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, provincial or local, domestic or foreign.

     "Income Tax Return" means a Tax Return required to be supplied to a Governmental Entity with respect to Income Taxes, including, where permitted or required, combined or consolidated returns for any group of Persons that includes a Outback.

     "Income  Taxes"  means  all  Taxes  based  on or  measured  by  net  income
     (including any interest and penalties and addition to tax (civil or criminal) related thereto or to the nonpayment thereof), not including withholding or tollgate taxes.

     "Intellectual Property" means any patent, patent disclosure, trademark, service mark, trade dress, logo, trade name, copyright or mask work, any registration, or application for any of the foregoing, and any computer software (including source and object codes), computer program, computer data base or related documentation or materials, data, documentation, manual, trade secret, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data, and pricing and cost information) or other intellectual property right (in whatever form or medium).

     "Knowledge" with respect to the Seller means the actual knowledge of each of them and with respect to Purchaser means the actual knowledge of any of the Purchaser's directors, officers and management personnel.

     "Law" means any constitutional provision, statute, law, rule, regulation, executive order, Permit, decree, injunction, judgment, order, ruling, award, determination, finding or writ of any Governmental Entity.

     "Material Adverse Circumstance" means (a) with respect to Outback, any fact, circumstance or condition that would reasonably be expected to have a material adverse effect on the Business, or on the operations, assets or financial condition of Outback, in either case taken as a whole, but excluding any fact, circumstance or condition that (i) is generally applicable to the industries in which Outback operates, (ii) is generally applicable to the economy or securities markets, (iii) is set forth in a Schedule hereto, or (iv) results from the transactions contemplated hereby or the identity of Purchaser; and (b) with respect to the Purchaser, any fact, circumstance or condition that would reasonably be expected to have a material adverse effect on the Business, or on the operations, assets or financial condition of the Purchaser, in either case taken as a whole, but excluding any fact, circumstance or condition that (i) is generally applicable to the industries in the Purchaser operates, (ii) is generally applicable to the economy or securities markets, (iii) is set forth in a Schedule hereto, or (iv) results from the transactions contemplated hereby.

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     "Material  Contract"  means each Contract to which Outback is a party or to which a Constituent Company or any of its properties is subject or by which any thereof is bound or that (a) obligates Outback to pay an amount in excess of $10,000 during the year ending December 31, 2010, (b) relates to the sale of goods and/or the provision of services pursuant to which Outback expects to accrue revenue in excess of $10,000 during the year ending December 31, 2010, (c) provides for an extension of credit, other than extensions of credit to customers on terms consistent with industry practice, (d) limits or restricts the ability of Outback to compete or otherwise to conduct its Business in any material manner or place, (e) provides for a guaranty for borrowed money by Outback or in respect of any Person other than Outback, or (f) creates a general or limited partnership or joint venture.

     "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

     "Permit" means any license, permit, franchise, certificate of authority or Order, or any waiver of the foregoing, issued by any Governmental Entity.

     "Person" means an individual, a corporation, a general or limited partnership, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

     "Pre-Closing Period" means, with respect to Outback, any Tax Period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

     "Purchase Price" has the meaning set forth in Section 2.2.

     "Purchaser" has the meaning set forth in the preamble hereto.

     "Purchaser Disclosure Documents" means any documents filed by Purchaser with any Governmental Entity pursuant to any Securities Laws.

     "Purchaser Indemnitees" means each of Purchaser, and its directors, officers, employees, Affiliates, agents and assigns.

     "Securities Laws" means the U.S. SECURITIES ACT of 1933, as amended, the SECURITIES ACT (British Columbia) and the equivalent Laws in the other states of the United States and in the other provinces of Canada, and the published policies of any Governmental Entity administering those statutes.

     "Securities Act of 1933" means the U.S. Securities Act of 1933, as amended (15 U.S.C.ss.77a ET SEQ.

     "Securities Act (British Columbia)" means the British Columbia SECURITIES ACT; RSBC 19 ,c.

     "Securities Reports" has the meaning ascribed to that term in Section 5.22 hereof.

     "Seller" has the meaning set forth in the preamble hereto.

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     "Seller  Indemnitee"  means  the  Seller  and  its  respective   employees,
     Affiliates, agents, assigns, heirs and personal representatives.

     "Shares" has the meaning set forth in the preamble hereto..

     "Straddle Period" means, with respect to the Constituent Companies, any Tax Period that begins before and ends after the Closing Date.

     "Tax" means any federal, state, provincial, local or foreign net income, gross income, gross receipts, sales, goods and services, use, ad valorem, transfer, franchise, profits, license, lease, withholding, payroll, employment, pension, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other tax, fee, assessment or charge, including any interest, penalty or addition thereto and including any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), and any liability in respect of any Tax as a transferee or successor, by Law, contract or otherwise.

     "Tax Act" means the INCOME TAX ACT (Canada).

     "Tax Code" means the Internal Revenue Tax Code of 1986 (U.S.A.), as amended.

     "Tax Period" means, with respect to any Tax, the period for which the Tax is reported as provided under applicable Tax Laws.

     "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereto or modification thereof.

2. BASIC TRANSACTION.

2.1 PURCHASE AND SALE OF SHARES.

Subject to the terms and conditions of this Agreement, the Seller agrees to sell the Shares beneficially owned by the Seller, and to deliver the certificates evidencing such Shares, and Purchaser agrees to purchase such Shares from the Seller, for the consideration hereinafter set forth. The stock certificates representing the Shares will be properly endorsed for transfer to, or accompanied by a duly executed stock power in favor of, Purchaser and otherwise in a form acceptable for transfer on the books of the Constituent Companies.

2.2 PURCHASE PRICE.

The aggregate purchase price for the Shares (the "Purchase Price") shall be an amount equal to the book value of all of the Tangible Assets less all liabilities. As at the date of this Agreement, the Purchase Price is estimated to be $61,365 Canadian dollars payable by cash on closing. The Purchase Price is subject to reduction by an amount not greater than $19,284, depending on the outcome of the April 30, 2010 payment due to Outback under the Cougar Agreement

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3. CLOSING AND CLOSING DATE.

3.1 CLOSING.

Unless this Agreement has been terminated prior to closing (the "Closing") will take place at the offices of the Seller, #208 - 828 Harbourside Drive, North Vancouver, British Columbia V7P 3R9, on the earlier to occur of May 10, 2010 or the second business day after the satisfaction or waiver of all of the Closing conditions set forth in Sections 9.1, 9.2 and 9.3, or at such other place or on such other date as Purchaser and the Seller may agree.

3.2 CLOSING DATE.

The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date." The Closing will be deemed for all purposes under this Agreement to have occurred as of 12:01 a.m., Vancouver time, on the Closing Date.

3.3 DELIVERIES AT THE CLOSING.

At the Closing, (a) the Seller will deliver to Purchaser the certificates referred to in Section 9.2(c) and the resignations of certain Directors referred to in Section 9.2(d), (b) Purchaser will deliver to the Seller the certificate referred to in Section 9.3(c), (c) the Seller will deliver to Purchaser the stock certificates representing the Shares, properly endorsed for transfer to or accompanied by duly executed stock powers in favor of Purchaser and otherwise in a form acceptable for transfer on the books of Outback, (d) Purchaser will deliver to the Seller, the cash portion of the Purchase Price by certified check, less any deposit paid.

4. REPRESENTATIONS AND WARRANTIES BY SELLER.

The Seller represents and warrants to Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and as of the Closing Date, unless such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such date. For purposes of this Section 4, any documents or information indicated as having been made available to Purchaser will be deemed to have been so made available if they have been delivered or made available to Purchaser or any of its representatives or agents prior to the date of this Agreement.

4.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

Outback is a corporation duly organized, validly existing and in good standing under the Laws of the province in which it was incorporated. Outback has all requisite power and authority to own, lease and operate its properties and to carry on its Business as presently being conducted. Outback is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction where such qualification is required, except where the failure to be so qualified is not a Material Adverse Circumstance.

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4.2 AUTHORIZATION OF TRANSACTION; NO CONFLICTS.

The Seller is legally competent and has the authority to execute, deliver and perform his obligations under this Agreement, and this Agreement, when duly executed and delivered by Purchaser, constitutes a legally valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by the Seller will not (i) violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under the charter documents or by-laws of Outback, (ii) result in the imposition of any Encumbrance against any material assets or properties of Outback, or (iii) violate any Law, except for any such violations, breaches, defaults and impositions as would not in the aggregate constitute a Material Adverse Circumstance. The execution, delivery and performance of this Agreement by the Seller will not require any Approvals to be obtained, except for any such Approvals the failure of which to receive would not in the aggregate constitute a Material Adverse Circumstance or have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement.

4.3 CAPITALIZATION.

Schedule A sets forth for Outback (a) the number of authorized shares of capital stock, (b) the number of issued and outstanding shares of each class of its capital stock, (c) the number of shares of its capital stock held in treasury, and (d) the names of its directors and elected officers. The Seller has made available to Purchaser correct and complete copies of the Certificate of Incorporation and by-laws of Outback, each as amended to date. All of the issued and outstanding shares of capital stock of Outback (i) have been duly authorized and are validly issued, fully paid and non assessable, (ii) were not issued in violation of any preemptive or other rights, and (iii) were issued in compliance with all applicable Securities Laws. The Seller holds of record and owns beneficially all of the outstanding Shares in the amounts set forth in Schedule A, free and clear of any restrictions on transfer (other than restrictions under the Securities Act; and applicable state Securities Laws; and pursuant to the constating documents of Outback), Taxes, Encumbrances, options, warrants, purchase rights, Contracts, commitments, equities, claims or demands or agreements of any kind and has full power and legal right to sell, assign, transfer and deliver the same. Assuming the accuracy of Purchaser's representation and warranty set forth in Section 5.5 of this Agreement, upon delivery to Purchaser of the stock certificates representing the Shares (duly endorsed for transfer or with properly executed stock powers attached thereto), and upon Seller' receipt of the Purchase Price, good and valid title to the Shares will pass to Purchaser, free and clear of all Encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments, restrictions or agreements of any kind. No dividends or distributions have been declared with respect to Outback's outstanding capital stock, the record or payment date for which is on or after the date of this Agreement. Outback is not in default under or in violation of any provision of their respective Certificates of Incorporation or by-laws. Except as set forth on Schedule A,

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Outback does not control  directly or  indirectly  or has any direct or indirect equity or other participation in any Person or any right (contingent or otherwise) to acquire the same.

4.4 FINANCIAL STATEMENTS.

     (a) Statements. The Seller has delivered the Financial Statements to Purchaser. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and present fairly in all material respects the financial position and results of operations of Outback as of their historical dates and for the periods indicated.

     (b) Certain Changes. Since the Financial Statement Date to the date hereof, there has not been, occurred or arisen any change in or event affecting Outback that constitutes, or reasonably would be expected to constitute, a Material Adverse Circumstance.

     (c) No Other Material Liabilities. As of the date hereof, Outback has not incurred or agreed to incur any liabilities (including capital expenditures) in excess of $10,000 that would, in accordance with historical practices and procedures.

4.5 ACCOUNTS RECEIVABLE.

The accounts receivable associated with the Business reflected in the Financial Statements are bona fide receivables, accounted for in accordance with the Seller's historical practices and procedures, representing amounts due with respect to sales actually made or services actually performed in the ordinary course of the operation of the Business.

4.6 TAX MATTERS.

All material Income Tax Returns required to be filed by or on behalf of Outback have been duly filed, such Income Tax Returns are complete and accurate in all material respects, and all Taxes shown to be payable on such Income Tax Returns have been paid in full on a timely basis, other than Taxes being contested in good faith or where the failure to make payment could not reasonably be expected to constitute a Material Adverse Circumstance.

4.7 MATERIAL CONTRACTS.

Each Material Contract is valid and in full force and effect according to its terms, and Outback has performed its obligations thereunder in all material respects (to the extent such obligations have accrued), and is not in default or breach under any such Material Contract, except where such failure to be in full force and effect or default or breach would not, individually or in the aggregate, constitute a Material Adverse Circumstance. Consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any material rights of, or accelerate or augment any material obligation of Outback under any Material Contract, except for any of the foregoing that would not constitute a Material Adverse Circumstance.

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4.8 REAL AND PERSONAL PROPERTY; TITLE TO PROPERTY; LEASES.

To the Knowledge of the Seller, Outback has title to or other right to use, free of Encumbrances, (i) all items of real property material to the Business, including fees, leaseholds and all other interests in such real property, and
(ii) such other tangible assets and properties that are material to the Business, including, but not limited to, all such assets that it purports to own or have the right to use as reflected in the Financial Statements or that were thereafter acquired, except, in any such case, for (a) liens for Taxes not yet due or matters otherwise described to Purchaser (whether or not such liens or other matters constitute Encumbrances), and (b) assets and properties not material to the Business that were disposed of since the Financial Statement Date in the ordinary course of business. To the Knowledge of the Seller, the tangible properties of Outback that are material to the Business are in a good state of maintenance and repair (except for ordinary wear and tear) and are adequate for such Business. The material leasehold properties held by any of Outback as lessee are held under valid, binding and enforceable leases, subject only to such exceptions as are not, individually or in the aggregate, material to the Business. Since the Financial Statement Date, Outback has not entered into any agreement that would subject any of its real property interests or, to the Knowledge of the Seller, its tangible properties to an Encumbrance not in effect as of the date hereof. The Seller has provided to the Purchaser a list of all real property leases and subleases under which Outback is tenant or subtenant.

4.9 INTELLECTUAL PROPERTY.

To the Knowledge of the Seller, Outback has ownership of all Intellectual Property, or License to use, required to operate the Business as it is currently operated and the absence of which would constitute, or be reasonably likely to result in, a Material Adverse Circumstance. To the Knowledge of the Seller, Outback is not required to make any payments to others with respect to Intellectual Property owned or licensed by any Person. The Seller has not received any notice to the effect that the Business conflicts with or allegedly conflicts with or infringes the Intellectual Property of any Person. Each right, title and interest in and to the Intellectual Property owned by Outback or used by them in the Business as of the Closing Date will continue to be valid and in full force and effect after the Closing Date. To the Knowledge of the Seller, since the Financial Statement Date, Outback has not transferred or granted any rights under any licenses or agreements with respect to any Intellectual Property or agreed to take any such action. Outback does not own any patents or patent applications filed with any Governmental Entity.

4.10 LEGAL MATTERS; COMPLIANCE WITH LAWS.

     (a) As of the date hereof, there is no Order or Action pending or, to the Knowledge of the Seller, threatened in writing, against or affecting the Business or Outback that (i) involves a claim or potential claim of liability in excess of $10,000 against or affecting Outback or any of its tangible properties or assets, (ii) enjoins or seeks to enjoin any activity by Outback if such injunction constitutes, or if entered would constitute, a Material Adverse Circumstance, or (iii) individually or when aggregated with one or more other Orders or Actions has had or would reasonably be expected to have a material adverse effect on the Seller's ability to perform this Agreement. Neither Outback nor the Seller has waived any statute of limitations or other affirmative defense with respect to Outback's obligations. There is no continuing Order, injunction or decree of any court, arbitrator or government, administrative or other competent authority to which Outback is a party or, to the Knowledge of the Seller, to which Outback or any of its assets is subject.

     (b) To the Knowledge of the Seller, Outback is in compliance in all material respects with all applicable Laws in connection with the operation of the Business, and no Action has been commenced against or threatened against Outback, except for any failures of compliance or Actions alleging such a failure as, in either case, could not reasonably be expected to result in a Material Adverse Circumstance or a material adverse effect on the Seller' ability to perform their obligations under this Agreement. It is the intent of the parties that the representations and warranties set forth in this Section 4.10(b) will not be applicable to Tax matters, or employees and employee benefit matters, which are the subjects of the representations and warranties set forth in Sections 4.6 and 4.11, respectively.

4.12 LABOR RELATIONS.

The Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to any employee of the Business.

4.13 PERMITS.

To the Seller's Knowledge, all material Permits necessary to conduct the Business as presently conducted have been obtained, except where the failure to obtain such Permit would not reasonably be expected to constitute a Material Adverse Circumstance. To the Seller's Knowledge, no suspension, cancellation or termination of any of such material Permit is pending or threatened.

4.14 AFFILIATE AGREEMENTS, TRANSACTIONS.

     (a) The Seller has provided the Purchaser with a list of all written contracts and agreements outstanding as of the date of this Agreement, and a brief description in reasonable detail of all oral agreements or arrangements, that relate to (i) the provision of material products or services to the Business by any other division, unit or Affiliate of the Seller, or (ii) the provision of material products or services by the Business to any other division, unit or Affiliate of the Seller. The Seller has made available to Purchaser correct and complete copies of each such written agreement, as amended to date.

     (b) The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from Outback to the Seller or any Affiliate of the Seller.

4.15 INSURANCE.

All of the material policies of insurance (other than excess coverages) under which the Business or Outback are insured are in full force and effect, are sufficient for compliance with all applicable requirements of Law and all agreements to which Outback is a party or subject, and provide insurance coverage of the assets, operations and employees of the Business generally equivalent in type and amount to that which is customarily carried by other corporations engaged in similar businesses.

4.16 BANK ACCOUNTS AND POWERS.

The Seller has provided the Purchaser with a list of each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which Outback has an account or safe deposit box relating to the Business and the names and identification of all Persons authorized to draw thereon or to have access thereto. The Seller has provided the Purchaser with a list which lists the names of each Person holding powers of attorney or agency authority from Outback in connection with the Business and a summary of the material terms thereof.

4.17 OPERATION IN THE ORDINARY COURSE.

Since the Financial Statement Date, the Business has been operated in the ordinary course and substantially in accordance with past practice other than changes in general conditions in which the Business operates, in Law or applicable regulations or the official interpretations thereof.

4.18 BROKERS' FEES.

The Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Purchaser or any of its Affiliates (including for this purpose Outback) could become liable or obligated.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser represents and warrants to the Seller that the statements contained in this Section 5 are correct and complete as of the date of this Agreement.

5.1 ORGANIZATION AND RELATED MATTERS.

Purchaser is a corporation duly formed, validly existing and in good standing under the Laws of the Province of British Columbia, Canada. Purchaser has all requisite limited corporate power and authority to own, lease and operate its property and enter into this Agreement.

5.2 COMPLIANCE WITH LAWS.

To the best of its knowledge, after due inquiry, Purchaser has complied with and at the date hereof is in compliance with all applicable Laws, except where failure to so comply will not constitute a Material Adverse Circumstance, and Purchaser has all licenses, permits, orders or approvals of, and has made all required registrations with every Governmental Entity that is material to the conduct of the Business. Except as disclosed to Seller, Purchaser is not in conflict with, or in default (including cross-defaults) or violation of: (a) its articles of incorporation or by-laws; (b) to the best of its knowledge, after due inquiry, at the date hereof, any Law or permit applicable to it or by which its properties is bound or affected, which conflict, default or violation, in any case, has or may have a Material Adverse Effect on it or may impede the completion of any transactions contemplated by this Agreement; (c) any debt agreement to which it is a party or by which it or any of its properties is bound or affected which conflict, default or violation, in any case, could constitute a Material Adverse Circumstance on it or might impede the completion of any of the transactions contemplated in this Agreement; (d) any Material Agreement to which it is a party or by which it or any of its properties is bound or affected which conflict, default or violation, in any case, could have a Material Adverse Effect on it or could impede the completion of any of the transactions contemplated in this Agreement. In particular, and without limiting the generality of the foregoing, Purchaser has complied with the provisions of Securities Laws in all material respects.

5.3 AUTHORIZATION; NO CONFLICTS.

Purchaser has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by Purchaser, will not (i) violate or constitute a breach or default (whether upon lapse of time and or the occurrence of any act or event or otherwise) under the charter documents or by-laws of Purchaser, (ii) result in the imposition of any Encumbrance against any material assets or properties of Purchaser, or (iii) violate any Law, except for any such violations, breaches, defaults and impositions as would not reasonably be expected to have a material adverse effect on the business operations, assets or financial condition of Purchaser. The execution, delivery and performance of this Agreement by
Purchaser  will not require  any  Approvals  to be obtained  except for any such
Approvals the failure of which to receive would not in the aggregate have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

5.4 LITIGATION.

There are no judgments, actions, suits or proceedings (whether or not purportedly on behalf of the Purchaser), pending and served on or by the Purchaser or threatened against or affecting the Purchaser, at law or in equity, or before or by any Governmental Entity, which action, suit or proceeding involves the possibility of any judgment against or liability of the Purchaser; the Purchaser is not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success. In particular, there are no judicial or administrative actions, proceedings or investigations pending or, to Purchaser's Knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Purchaser in connection with this Agreement or that, if adversely determined, would have a material adverse effect upon Purchaser's ability to enter into or perform its obligations under this Agreement. There is no Claim pending or, to the knowledge of the Purchaser, after due inquiry, threatened in writing against or involving Purchaser or any of Purchaser's assets or properties before any court, arbitrator or Governmental Entity, which could result in a Material Adverse Circumstance. At the date hereof, neither Purchaser nor any of its properties is subject to any judgment, order, decree or lien.

5.5 SOLVENCY.

Purchaser is not insolvent, has not committed an act of insolvency or bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, taken any proceeding with respect to a compromise or arrangement, taken any proceedings to have itself declared bankrupt or wound-up, taken any proceedings to have a receiver appointed over any part of its assets, had any encumbrancer take possession of any of its property or had any execution or distress become enforceable or become levied upon any of its property or any seizure against any of its property.

6. PRE-CLOSING COVENANTS.

The parties agree as follows with respect to the period between the date of this Agreement and the Closing Date:

6.1 REASONABLE ACCESS.

     (a) The Seller shall afford Purchaser reasonable access during normal business hours (or during such other times as are agreed to by the Seller and Purchaser) to books and records related to the Business so that Purchaser and its advisors may have the opportunity to make such reasonable investigations as they shall desire to make of the Business. The Seller shall furnish to Purchaser any additional financial and operating data and other information as Purchaser shall from time to time reasonably request with respect to the same. Purchaser shall, upon reasonable request, provide Seller with such information concerning Purchaser as may be reasonably necessary for the Seller to verify Purchaser's performance of and compliance with its representations, warranties, and covenants herein contained.

     (b) Purchaser shall afford the Seller reasonable access during normal business hours (or during such other times as are agreed to by the Seller and Purchaser) to books and records related to the Purchaser's business so that the Seller and their advisors may have the opportunity to make such reasonable investigations as they shall desire to make of the Purchaser. Purchaser shall furnish to the Seller any additional financial and operating data and other information as the Seller shall from time to time reasonably request with respect to the same. The Seller shall, upon reasonable request, provide Purchaser with such information concerning the Constituent Companies as may be reasonably necessary for Purchaser to verify the Seller' performance of and compliance with their representations, warranties, and covenants herein contained.

6.2 CONDUCT BEFORE CLOSING DATE.

Before the Closing Date, except as otherwise contemplated by this Agreement or as permitted by the prior written consent of Purchaser, but without making any commitment on Purchaser's behalf, the Seller shall (i) conduct the Business only in the ordinary course consistent with past practice; (ii) cause the Constituent Companies to perform in all material respects their respective obligations under all binding agreements and maintain all leases and licenses in good standing in full force and effect to the same extent that such leases and licenses were maintained immediately prior to the date of this Agreement; (iii) continue in effect insurance policies (or similar coverage) referred to in Section 4.15 hereof; (iv) use commercially reasonable efforts to keep available the services of current employees of the Business; and (v) use commercially reasonable efforts to maintain and preserve the good will of the suppliers, customers, employees and others having business relations with the Constituent Companies.

6.3 PROHIBITED TRANSACTIONS BEFORE CLOSING DATE.

Before the Closing Date, except as otherwise contemplated by this Agreement or permitted by the prior written consent of Purchaser, the Seller shall not and shall not cause the Constituent Companies to directly or indirectly, in any way, contact, initiate, enter into, or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any Person or entity, with respect to the sale of any of the Constituent Companies.

6.4 FURTHER ASSURANCES.

Before and after the Closing, each party hereto shall execute and deliver such instruments and take such other actions as any other party may reasonably request for the purpose of carrying out the intent of this Agreement and the other acquisition documents. Each party hereto shall use its best efforts to cause the transactions contemplated by this Agreement and the other acquisition documents to be consummated, and, without limiting the generality of the foregoing, to provide to or obtain all consents and authorizations of Governmental Entities and third parties; and to make all filings with and give all notices to Governmental Entities and third parties that may be necessary or reasonably required to effect the transactions contemplated by this Agreement and the other acquisition documents.

6.5 CONFIDENTIALITY.

Before and after the Closing, each party to this Agreement shall, and shall cause its officers, accountants, counsel, and other authorized representatives and affiliated parties, to hold in strict confidence and not use or disclose to any other party without the prior written consent of the other party, all information obtained from the other parties in connection with the transactions contemplated hereby, except such information may be used or disclosed when required by any regulatory authorities or Governmental Entities, if required by court order or decree or applicable law, if it is publicly available other than as a result of a breach of this Agreement, if it is otherwise contemplated herein, or by Purchaser from and after the Closing to the extent related to the Business.

6.6 SUPPLEMENTAL DISCLOSURES.

Before the Closing, if any party discovers facts or circumstances that should be disclosed on one or more of such party's Disclosure Schedules, such party shall so notify the other parties to this Agreement.

7. POST-CLOSING COVENANTS.

The parties agree as follows with respect to the period on and after the Closing
Date:

7.1 GENERAL.

In case at any time on or after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor).

7.2 POST-CLOSING CONSENTS.

The Seller wil1 use, and shall cause Outback to use, commercially reasonable efforts, and Purchaser will use commercially reasonable efforts on and after the Closing Date to obtain all third party consents, if any, that are not obtained prior to the Closing Date and that are required in connection with the transactions contemplated by this Agreement.

7.3 AGREEMENTS REGARDING TAX MATTERS.

     (a) Returns. The Seller (on behalf of Outback) shall timely and accurately file or cause to be filed (i) all Tax Returns required to be filed by Outback on or prior to the Closing Date, and (ii) all Income Tax
          Returns which include the taxable income of Outback (to the extent required by Law). Purchaser shall be responsible for the timely preparation and filing of all Tax Returns of Outback other than those

          Tax Returns that are the responsibility of the Seller pursuant to the preceding sentence.

     (b) Assistance and Cooperation. After the Closing Date, each of the Seller and Purchaser shall:

          (i) assist and cause its respective Affiliates and representatives to assist the other party in preparing any Tax Returns and statements which such other party is responsible for preparing and filing;

          (ii) cooperate fully in preparing for any Tax audits of, or disputes, contests or proceedings with, taxing authorities regarding any Taxes;

          (iii)make available to the other and to any taxing authority, as reasonably requested, all information, records and documents relating to Tax liabilities that are attributable to Outback and relate to or affect periods beginning prior to the Closing Date;

          (iv) preserve all such information, records and documents until the expiration of any applicable statues of limitations or extensions thereof and as otherwise required by Law;

          (v) make available to the other, as reasonably requested, personnel responsible for preparing or maintaining information, records and documents in connection with Tax matters;

          (vi) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such period;

          (vii)keep  confidential  any  information  obtained  pursuant  to this
               Section 7.3(g), except as may otherwise be necessary in connection with the filing of returns or claims for refund or in conducting any audit or other Tax proceeding; and

          (viii) furnish the other with adequate information which would enable the other party to determine its entitlement to, and the amount of, any refund or credit to which either party reasonably believes the other party may be entitled.

8. ADDITIONAL COVENANTS OF THE PURCHASER.

Purchaser acknowledges and agrees to the following:

     (a)  Included  as part of the  obligations  assumed  by  Purchaser  in this
          transaction,   Purchaser   shall  be  responsible   for  any  and  all
          outstanding amounts due and other obligations of Outback;

     (b) It will hold the Seller harmless from any and all outstanding liabilities of Outback;

     (c) It will give a complete and unconditional Release of the Seller from any employee liabilities, severance and contingent issues related to the operations as at the date of closing.

9. GENERAL OBLIGATIONS.

The obligations of Purchaser and the Seller to effect the Closing shall be subject to each of the following conditions, unless waived in writing by each of the parties:

     (a) Approvals. On or prior to the Closing Date, all Approvals required by applicable Law to be obtained from any Governmental Entity to effect the issuance and delivery of the Shares shall have been received or obtained.

9.1 CONDITIONS TO OBLIGATION OF PURCHASER.

The obligation of Purchaser to effect the Closing shall be subject to satisfaction of each of the following conditions, except to the extent waived in writing by Purchaser:

     (a)  Representations and Warranties.

          (i)  The  representations  and  warranties  of the Seller set forth in
               Section 4 that are qualified as to materiality shall be true and correct and the representations and warranties of the Seller set forth in Section 4 that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, unless such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such date, except to the extent that the failure of such representations and warranties to be true and correct, or true and correct in all material respects, as the case may be, would not constitute a Material Adverse Circumstance.

          (ii) From the date of this Agreement until the Closing Date, there has not been, occurred, or arisen, any change in or event affecting Outback that constitutes a Material Adverse Circumstance.

     (b) Covenants of Seller. The Seller will have performed and complied in all material respects with all of their covenants contained in this Agreement required to be performed or complied with on or prior to the Closing Date.

     (c)  Resignations:   The  Seller  will  have  delivered  to  the  purchaser
          Resignations of all Directors of Outback dated effective at the Closing Date.

9.2 CONDITIONS TO OBLIGATION OF SELLER.

The obligation of the Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5 that are qualified as to materiality shall be true and correct and the representations and warranties of Purchaser set forth in Section 5 that are not so qualified shall be true and correct in all material respects, in each case, on the date of this Agreement and on the Closing Date as though made on the Closing Date, unless such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such date, except to the extent that the failure of such representations and warranties to be true and correct, or true and correct in all material respects, as the case may be, would not have a material adverse effect on Purchaser's ability to perform its obligations under this Agreement.

     (b) Covenants of Purchaser. Purchaser will have performed and complied in all material respects with all of its covenants contained in this Agreement required to be performed or complied with on or prior to the Closing Date.

10. GENERAL

10.1 SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

10.2 COUNTERPARTS.

This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

10.3 DESCRIPTIVE HEADINGS.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

10.4 NOTICES.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or three (3) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Purchaser and the Seller at the addresses indicated below:

     If to Seller

                  Widescope Resources Inc.
                  #208 - 828 Harbourside Dr.
                  North Vancouver, BC V7P 3R9
                  Telephone: (604) 904-8481
                  Telecopy: (604) 904-9431

     If to Purchaser:

                  Madjak Management Ltd.
                  P.O. Box 10322, Pacific Centre
                  Suite 1588 - 609 Granville Street
                  Vancouver  BC  V7Y 1G5
                  Telephone: (604) 678-8941
                  Telecopy: (604) 689-7442
                  Attn: President

or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the sending party.

10.5 NO THIRD-PARTY BENEFICIARIES.

This Agreement will not confer any rights or remedies upon any Person other than the Seller and Purchaser and their respective successors and permitted assigns.

10.6 ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof, including without limitation, the Letter of Intent.

10.7 CONSTRUCTION.

All terms defined herein have the meanings assigned to them herein for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined. "Include", "includes" and "inc1uding" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form. Any instrument or Law defined or referred to herein means such instrument or Law as from time to time amended, modified or supplemented, including (in the case of instruments) by waiver or consent and (in the case of any Law) by succession of comparable successor Laws and includes (in the case of instruments) references to all attachments thereto and instruments incorporated therein; but in all cases only as amended, modified or supplemented through the date of this Agreement. References to a Person are, unless the context otherwise requires, also to its successors and assigns. Any term defined herein by reference to any instrument or Law has such meaning whether or not such instrument or Law is in effect. "Shall" and "will" have equal force and effect "Hereof", "herein", "hereunder" and comparable terms refer to the entire instrument in which such terms are used and not to any particular article, section or other subdivision thereof or attachment thereto. References to "the date of this Agreement," "the date hereof" or words of like import shall mean the date first above written. References in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa. All accounting terms not otherwise defined herein have the meaning assigned under generally accepted accounting principles in Canada which have effective dates on or prior to the Financial Statement Date.

10.8 ASSIGNMENT

The Purchaser shall be free to assign its interest in this Agreement. The Seller's interest in this Agreement is not assignable, in whole or in part, provided that the Seller shall be entitled to assign this Agreement to an Affiliate, upon notice in writing to the Purchaser, and provided that the Affiliate agrees to be bound by the terms of this Agreement.

10.8 CURRENCY

All references in this Agreement to dollar amounts shall be Canadian. dollars unless specified otherwise.

10.9 REPRESENTATION BY COUNSEL; INTERPRETATION.

The Seller and Purchaser each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Purchaser and Seller.

10.10 INCORPORATION OF EXHIBITS AND SCHEDULES.

The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

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
10.11 GOVERNING LAW.

All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal laws of British Columbia, Canada other than the conflict of laws rules thereof.

10.12 RESOLUTION OF DISPUTES.

All litigation relating to or arising under or in connection with this Agreement shall be brought only in the federal or local courts located in the Vancouver, British Columbia, which shall have exclusive jurisdiction to resolve any disputes with respect to this Agreement, with each party irrevocably consenting to the jurisdiction thereof for any Actions, suits or proceedings arising out of or relating to this Agreement. The parties hereto irrevocably waive trial by jury in any legal action or proceeding relating to this Agreement or any other agreement entered into in connection herewith and for any counterclaim with respect hereto. In the event of any breach of the provisions of this Agreement, the non-breaching party shall be entitled to equitable relief, including in the form of injunctions and orders for specific performance, where the applicable legal standards for such relief in such courts are met, in addition to all other remedies available to the non-breaching party with respect hereto at law or in equity. In addition, the prevailing party or parties shall be entitled to reasonable attorneys' fees, costs and expenses incurred in connection with any legal action or proceeding.

10.13 NO CONSEQUENTIAL DAMAGES.

Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Affiliates) shall, in any event, be liable to the other parties (or its Affiliates) for any consequential, special or punitive damages, including, but not limited to, loss of future revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.

PURCHASER:                                  SELLER:
MADJAK MANAGEMENT LTD.                      WIDESCOPE RESOURCES INC


By:                                         By:
   ---------------------------------           ---------------------------------
   Authorized Signatory                        Authorized Signatory


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